                                    DELAWARE

                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "BOSTON CAPITAL TAX CREDIT FUND V L.P.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF OCTOBER, A.D. 2003, AT 1:23 O'CLOCK P.M.


[SEAL]                               /s/ Harriet Smith Windsor
                                     -------------------------------------------
                                     Harriet Smith Windsor, Secretary of State

3715614 8100                         AUTHENTICATION: 2690519

030662487                                      DATE: 10-15-03

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                                                       STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                 DELIVERED 01:37 PM 10/15/2003
                                                   FILED 01:23 PM 10/15/2003
                                                  SRV 030662487 - 3715616 FILE

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                      BOSTON CAPITAL TAX CREDIT FUND V L.P.


     THIS CERTIFICATE, signed and sworn to as of the 15th day of October, 2008 by the undersigned person(s):

                          W I T N E S S E T H  T H A T:

     The undersigned, Boston Capital Associates V L.L.C., a limited liability company of the State of Delaware, as general partner and BCTC V Assignor Corp., a Delaware corporation as limited partner, hereby form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, as follows:

     1.  The name of the Partnership is Boston Capital Tax Credit Fund V L.P.

     2. The name of the registered agent for service of process in Delaware is The Corporation Trust Company and the address of the registered office is 1209 Orange Street, Suite 400, County of New Castle, Wilmington, Delaware.

     3. The General Partner is Boston Capital Associates V L.L.C., a limited liability company formed under the laws of the State of Delaware and having its principal place of business at 1 Boston Place, Suite 2100, Boston, MA 02108-4406.

     4. The principal place of business of the Partnership is 1 Boston Place, Suite 2100, Boston, MA 02108-4406.

     IN WITNESS WHEREOF, the general partner hereto has affixed its signature and seal as of the day and year first written above.

                                 GENERAL PARTNER:


                                 By:  Boston Capital Associates V L.L.C.


                                      By: /s/ John P. Manning
                                          ----------------------------------
                                          John P. Manning, its managing member

                                    DELAWARE

                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "BOSTON CAPITAL ASSOCIATES V L.L.C.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF OCTOBER, A.D. 2003, AT 1:22 O' CLOCK P.M.


[SEAL]                                 /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3715613 8100                           AUTHENTICATION: 2690516

030662484                                        DATE: 10-15-03

                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                   DELIVERED 01:37 PM 10/15/2003
                                                     FILED 01:22 PM 10/15/2003
                                                   SRV 030662484 - 3715613 FILE

                            CERTIFICATE OF FORMATION

                                       OF

                       BOSTON CAPITAL ASSOCIATES V L.L.C.

     Pursuant to the Delaware Limited Liability Company Act, the undersigned hereby form a limited liability company with the following terms:

1. NAME. The name of the limited liability company is Boston Capital Associates V L.L.C. (the "LLC").

2. OFFICE OF THE LLC. The office address of the registered office of the LLC in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware.

3. NAME AND ADDRESS OF RESIDENT AGENT. The resident agent for service of process in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware.

4. MEMBERS OF THE LLC. The LLC has two (2) members. The members of the LLC are Boston Capital Companion Limited Partnership, a Massachusetts limited partnership and John P. Manning.

5.   MANAGING MEMBER OF THE LLC. The managing member of the LLC is
John P. Manning.

     IN WITNESS WHEREOF, the undersigned hereby affirms under the penalties of perjury that the facts stated herein are true as of the 15th day of October, 2003.


                                            By: /s/ John P. Manning
                                               --------------------------------
                                                 John P. Manning, Member

                                    DELAWARE

                                 THE FIRST STATE


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "BCTC V ASSIGNOR CORP.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF OCTOBER, A.D. 2003, AT 1:20 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



[SEAL]                               /s/ Harriet Smith Windsor
                                     -------------------------------------------
                                     Harriet Smith Windsor, Secretary of State

3715612 8100                         AUTHENTICATION: 2690527

030662482                                      DATE: 10-15-03

                                                       STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                 DELIVERED 01:38 PM 10/15/2003
                                                   FILED 01:20 PM 10/15/2003
                                                  SRV 030662482 - 3715612 FILE

                          CERTIFICATE OF INCORPORATION
                                       OF
                              BCTC V ASSIGNOR CORP.


     The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter I, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                                    ARTICLE I
                                      NAME

     Section 10.01. The name of the Corporation is BCTC V ASSIGNOR CORP. (hereinafter referred to as the "Corporation").

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

     Section 2.01. The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington 19808, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

                                   ARTICLE III
                                     PURPOSE

     Section 8.01. The nature or purpose of the business: to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                      STOCK

     Section 4.01. The Corporation shall be authorized to issue only one (1) class of stock, to wit: Common Stock. The total number of shares of Common Stock which the Corporation shall have authority to issue is One Thousand (1,000), the shares shall have no par value.

                                    ARTICLE V
                                BOOKS AND RECORDS

     Section 5.01. The books and records of the Corporation shall be kept at the principal place of business of the Corporation, whether or not in the State of Delaware, or at such other place or places, whether or not in the State of Delaware, as may be designated from time to time by the Board of Directors.

                                   ARTICLE VI
                                  INCORPORATOR

     Section 6.01. NAME AND ADDRESS. The name and mailing address of the incorporator is as follows:

          NAME                     MAILING ADDRESS

          John P. Manning          One Boston Place, suite 2100
                                   Boston, MA 02108-4406


     Section 6.02. POWERS OF INCORPORATOR. The powers of the incorporator shall terminate upon the filing of the Certificate of Incorporation.

                                   ARTICLE VII
                                INITIAL DIRECTOR

     Section 7.01. The names and addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and shall qualify are as follows:

          NAME                     MAILING ADDRESS

          John P. Manning          One Boston Place, suite 2100
                                   Boston, MA 02108-4406

                                  ARTICLE VIII
                         AUTHORITY OF BOARD OF DIRECTORS

     Section 8.01. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to:

          (a) to make, adopt, alter, amend or repeal the By-laws of the Corporation, and

          (b) adopt from time to time By-law provisions with respect to indemnification of directors, officers, employees, agents and other persons as it shall deem expedient and in the best interests of the Corporation and to the extent permitted by law.

                                   ARTICLE IX
                             ELECTIONS OF DIRECTORS

     Section 9.01. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

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                                    ARTICLE X
                           COMPROMISE AND ARRANGEMENT

     Section 10.01. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 5 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to the summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said organization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE XI
                             LIABILITY OF DIRECTORS

     Section 11.01. The personal liability of the Corporation's directors to the Corporation or its stockholders shall be eliminated to the full extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 102(b)(7) thereof), as amended from time to time.

     Section 11.02. The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 145 thereof), as the same may be amended from time to time, indemnify any promoter, director, or officer whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other loss of any nature, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be promoter, director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed and acknowledged this Certificate of Incorporation this 15th day of October 2003.


                                               /s/ John P. Manning
                                               ---------------------------------
                                               John P. Manning, Incorporator

                              BCTC V ASSIGNOR CORP.

                                   ----------

                                     BY-LAWS


                                    ARTICLE I

                                     OFFICES

     Section 1.01. REGISTERED OFFICE. The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington 19801, County of New Castle.

     Section 1.02. ADDITIONAL OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     Section 2.01. TIME AND PLACE. All meetings of stockholders for the election of Directors shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place either within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice of the meeting.

     Section 2.02. ANNUAL MEETING. Annual meetings of stockholders shall be held for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before the meeting.

     Section 2.03. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting, stating the place, date and time of such annual meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) (unless a longer period is required by law) nor more than fifty (50) days prior to the meeting.

     Section 2.04. SPECIAL MEETING. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, if any, or, if the Chairman is not present (or, if there is none), by the President and shall be called by the President or

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Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. The person calling such meeting shall cause notice of the meeting to be given in accordance with the provisions of Section 2.05 of this Article II and of Article V.

     Section 2.05. NOTICE OF SPECIAL MEETING. Written notice of a special meeting, stating the place, date and time of such special meeting and the purpose or purposes for which the meeting is called, shall be delivered either personally or mailed to his last address to each stockholder not less than ten
(10) (unless a longer period is required by law) nor more than fifty (50) days prior to the meeting.

     Section 2.06. LIST OF STOCKHOLDERS. The Officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held. Such place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting and may be inspected by any stockholder who is present.

     Section 2.07. PRESIDING OFFICER. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or if the Chairman is not present (or if there is none), by the President, or, if the President is not present, by a Vice President, or, if a Vice President is not present, by such person who may have been chosen by the Board of Directors, or, if none of such persons is present, by a Chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary, or, if an Assistant Secretary is not present, such person as may be chosen by the Board of Directors, shall act as secretary of meetings of stockholders, or, if none of such persons is present, the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy shall choose any person present to act as secretary of the meeting.

     Section 2.08. QUORUM AND ADJOURNMENTS. The holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at stockholders meetings, present in person or represented by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. The stockholders present in person or represented by proxy at a duly organized meeting may continue to do business until final adjournment of such meeting whether on the same day or on a later day, notwithstanding the withdrawal of enough stockholders to leave less

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than a quorum. If a meeting cannot be organized because a quorum has not attended, those present in person or represented by proxy may adjourn the meeting from time, until a quorum shall be present or represented. Notice of the adjourned meeting need not be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. Even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or represented by proxy, may adjourn the meeting from time to time without notice of the adjourned meeting if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, until a date which is not more than thirty (30) days after the date of the original meeting. At any adjourned meeting at which a quorum is present in person or represented by proxy any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

     Section 2.09. VOTING.

          (a) At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one (1) vote for each share of capital stock registered in his name on the books of the Corporation.

          (b) At a meeting at which a quorum is present, all elections of Directors shall be determined by a plurality vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

     Section 2.10. CONSENT. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted by law or the Certificate of Incorporation to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present or represented by proxy and voted. Such written consent shall be filed with the minutes of meetings of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.

                                   ARTICLE III
                                    DIRECTORS

     Section 3.01. NUMBER AND TENURE. There shall be such number of Directors, not less than one (1), as shall from time to time be fixed by the stockholders at the annual meeting or at any special meeting called for such purpose. The Directors shall be elected at

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the annual meeting of the stockholders, except for initial directors named in the Certificate of Incorporation or elected by the incorporator, and except as provided in Section 3.02 of this Article, and each Director elected shall hold office until his successor is elected and shall qualify. Directors need not be stockholders.

     Section 3.02. VACANCIES. If any vacancies occur in the Board of Directors, or if any new Directorships are created, they shall be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director. Each Director so chosen shall hold office until the next annual election of Directors and until his successor is duly elected and shall qualify. If there are no Directors in office, any Officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these By-laws, at which meeting such vacancies shall be filled.

     Section 3.03. RESIGNATION. Any Director may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation, or, in the absence of all of the foregoing, by notice to any other director or officer of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery to the designated director or officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

     Section 3.04. PLACE OF MEETINGS. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 3.05. ANNUAL MEETING. Unless otherwise agreed by the newly elected Directors, the annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to either incumbent or newly elected Directors shall be necessary.

     Section 3.06. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice, at such time and place as may from time to time be determined by the Board of Directors.

     Section 3.07. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on two (2) days' notice to each Director, if such notice is delivered personally or sent by telegram, or on five (5) days' notice if sent by mail. Special meetings shall be called by the Chairman of the Board or the President in like manner and on like notice on the written request of one-half or more of the number of Directors then in office. The purpose of a special meeting of the Board of Directors need not be stated in the notice of such meeting.

     Section 3.08. QUORUM AND ADJOURNMENTS. Unless otherwise provided by the Certificate of Incorporation, at all meetings of the Board of Directors, one-half of the total number of Directors shall constitute a quorum for the transaction of business; provided, however, that when the board consists of one
(1) Director, then one (1) Director shall constitute a quorum. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.09. PRESIDING OFFICER. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or if the Chairman is not present (or if there is none), by the President, or, if the President is not present, by such person as the board may appoint for the purpose of presiding at the meeting from which the President is absent.

     Section 3.10. ACTION BY CONSENT. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee. Such consent shall have the same force and effect as the unanimous vote of the Board of Directors.

     Section 3.11. TELEPHONE MEETINGS. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                   ARTICLE IV
                                   COMMITTEES

     Section 4.01. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole board, designate one (1) or more committees, each committee to consist of one (1) or more Directors of the Corporation. The Board of Directors may designate one (1) or more persons who are not Directors as additional members of any committee, but such persons shall be non-voting members of such committee. The Board of Directors may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, elect or remove Officers or Directors, or amend the By-laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 4.02. MINUTES OF COMMITTEE MEETINGS. Unless otherwise provided in the resolution of the Board of Directors establishing such committee, each committee shall keep minutes of action taken by it and file the same with the Secretary of the Corporation.

     Section 4.03. QUORUM. A majority of the number of Directors constituting any committee shall constitute a quorum for the transaction of business, and the affirmative vote of such Directors present at the meeting shall be required for any action of the committee; provided, however, that, when a committee of one
(1) member is authorized under the provisions of Section 4.01 of this Article, such one (1) member shall constitute a quorum.

     Section 4.04. VACANCIES, CHANGES, AND DISCHARGE. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

     Section 4.05. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the Directors then in office and irrespective of the personal interest of any director, shall have authority to establish reasonable compensation for committee members for their services as such and may, in addition, authorize reimbursement of any reasonable expenses incurred by committee members in connection with their duties.

                                    ARTICLE V
                                     NOTICES

     Section 5.01. FORM AND DELIVERY.

          (a) Whenever, under the provisions of law, the Certificate of Incorporation or these By-laws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, telecopy, telegram or messenger addressed to such stockholder, at his address as it appears on the records of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid.

          (b) Whenever, under the provisions of law, the Certificate of Incorporation, or these By-laws, notice is required to be given to any director, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, telecopy, telegram or messenger addressed to such director at the usual place of residence or business of such director as in the discretion of the person giving such notice will be likely to be received most expeditiously by such director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid. Notice to a director may also be given personally or be sent to such address.

     Section 5.02. WAIVER. Whenever any notice is required to be given under the provisions of law, the Certificate of Incorporation or these By-laws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time for the meeting stated in such notice, shall be deemed equivalent to such notice.

                                   ARTICLE VI
                                    OFFICERS

     Section 6.01. DESIGNATIONS. The Officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary. The Board of Directors may also choose a Chairman of the Board, one (1) or more Vice Presidents, a Treasurer, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers and other officers and agents as it shall deem necessary or appropriate. Any officer of the Corporation shall have the authority to affix the seal of the Corporation and to attest the affixing of the seal by his signature. All officers and agents of the Corporation shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors.

     Section 6.02. TERM OF OFFICE AND REMOVAL. The Board of Directors at its annual meeting after each annual meeting of stockholders or at a meeting called for that purpose shall choose Officers and agents, if any, in accordance with the provisions of Section 6.01. Each Officer of the Corporation shall hold office until his successor is elected and shall qualify. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the Directors then in office. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

     Section 6.03. COMPENSATION. The salaries of all officers and agents, if any, of the Corporation shall be fixed from time to time by the Board of Directors, and no officer or agent shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     Section 6.04. THE CHAIRMAN OF THE BOARD AND THE PRESIDENT. The Chairman of the Board shall be the chief executive officer of the Corporation. If there is no Chairman of the Board, the President shall be the chief executive officer of the Corporation. The duties of the Chairman of the Board, and of the President at the direction of the Chairman of the Board, shall be the following:

                   (i) Subject to the direction of the Board of Directors, to have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents and, in general, to perform all duties incident to the office of Chairman of the Board (or President, as the case may be) and to see that all orders and resolutions of the Board of Directors are carried into effect.

                   (ii) Unless otherwise prescribed by the Board of Directors, to have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other Corporations in which the Corporation may hold securities. At such meeting the Chairman of the Board (or the President, as the case may

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be) shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

                   (iii) To preside over meetings of the stockholders and of the Board of Directors, to call special meetings of stockholders, to be an ex-officio member of all committees of the board, and to have such other duties as may from time to time be prescribed by the Board of Directors.

     Section 6.05. THE VICE PRESIDENT. The Vice President, if any (or in the event there be more than one (1), the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his inability or refusal to act, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

     Section 6.06. THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for any committees of the Board of Directors, if requested by such committee. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors or the President, under whose supervision he shall act. He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of such Assistant Secretary.

     Section 6.07. THE ASSISTANT SECRETARY. The Assistant Secretary, if any (or in the event there be more than one (1), the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

     Section 6.08. THE TREASURER. The Treasurer, if any, shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at regular meetings of the board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     Section 6.09. THE ASSISTANT TREASURER. The Assistant Treasurer, if any, (or in the event there be more than one (1), the Assistant Treasurers in the order designated, or in

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the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

     Section 6.10. CHAIRMAN OF THE BOARD. If a Chairman of the Board shall be elected by the Board of Directors, the Chairman of the Board shall preside over meetings of the stockholders and of the Board of Directors, shall call special meetings of stockholders, shall be an ex-officio member of all committees of the board, and shall have such other duties as may from time to time be prescribed by the Board of Directors or the President. In the absence of a Chairman of the Board, the above described duties shall be carried out by the President.

     Section 6.11. TRANSFER OF AUTHORITY. In case of the absence of any officer or for any other reason that the Board of Directors deems sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided a majority of the full Board of Directors concurs.

                                   ARTICLE VII
                               STOCK CERTIFICATES

     Section 7.01. FORM AND SIGNATURES. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation, by the Chairman of the Board, the President or a Vice President and the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number and class (and series, if any) of shares owned by him, and bearing the seal of the Corporation. Such seal and any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     Section 7.02. REGISTRATION OF TRANSFER. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

     Section 7.03. REGISTERED STOCKHOLDERS. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions, to vote as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable, legal, or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by law.

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     Section 7.04. ISSUANCE OF CERTIFICATE. No certificate shall be issued for any share until (i) consideration for such share in the form of cash, services rendered, personal or real property, leases of real property or a combination thereof in an amount not less than the par value or stated capital of such share has been received by the Corporation and (ii) the Corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price.

     Section 7.05. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require, and to give the Corporation a bond in such sum, or other security in such form as it may direct, as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     Section 8.01. DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS.

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, except in such cases as involve gross negligence or willful misconduct.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the

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performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     Section 9.01. FISCAL YEAR. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors.

     Section 9.02. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware." The seal or any facsimile thereof may be, but need not be, unless required by law, impressed or affixed to any instrument executed by an officer of the Corporation.

                                    ARTICLE X
                                   AMENDMENTS

     Section 10.01. These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, to the extent that such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such proposed alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting.

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